United States

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 16, 2014 (May 14, 2014)

NEW YORK MORTGAGE TRUST, INC.

(Exact name of registrant as specified in its charter)

Maryland	001-32216	47-0934168
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

275 Madison Avenue

New York, New York 10016

(Address and zip code of

principal executive offices)

Registrant’s telephone number, including area code: (212) 792-0107

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 14, 2014, the Board of Directors (the “Board”) of New York Mortgage Trust, Inc. (the “Company”) appointed Kristine Nario to succeed Fredric S. Starker as Chief Financial Officer of the Company, effective immediately. Ms. Nario, 34, previously served as the Company’s Controller, a position she has held since joining the Company in November 2012. Prior to joining the Company, Ms. Nario was an Assistant Vice President at Deutsche Bank AG (and certain of its affiliates) from August 2010 to November 2012, where she held positions in financial control and accounting services. Prior to joining Deutsche Bank, Ms. Nario was employed at Grant Thornton LLP from October 2005 to August 2010, where she gained experience in managing and supervising financial statement audits of privately and publicly held companies in various industries, including hedge funds, broker-dealers, private equity companies and REITs. Ms. Nario is a Certified Public Accountant (inactive), and graduated Cum Laude from the University of Santo Tomas, Manila, Philippines.

Starting in 2010, the Company outsourced its day-to-day accounting functions to Real Estate Systems Implementation Group, LLC (“RESIG”) pursuant to an Accounting Outsourcing Agreement and RESIG agreed to provide the Company with a Chief Financial Officer. Mr. Starker is a principal of RESIG and was appointed as Chief Financial Officer of the Company on October 1, 2010 and served in that capacity until May 14, 2014 pursuant to the Accounting Outsourcing Agreement. In connection with the recent growth of the Company, the Company has re-internalized its accounting functions. Ms. Nario’s promotion and Mr. Starker’s concurrent resignation mark the completion of this re-internalization process.

In connection with Ms. Nario’s appointment as the Company’s Chief Financial Officer, upon the recommendation of the Compensation Committee, the Board approved a base salary of $225,000 for Ms. Nario. Ms. Nario is also eligible to participate in the Company’s 2013 Incentive Compensation Plan.

Item 5.07     Submission of Matters to a Vote of Security Holders.

2014 Annual Meeting of Stockholders

On May 14, 2014, the Company held its Annual Meeting of Stockholders (the “Annual Meeting”). There were 63,589,248 shares of common stock of the Company represented in person or by proxy at the Annual Meeting, constituting approximately 83.99% of the outstanding shares of common stock on March 19, 2014, the record date for the Annual Meeting.

The matters voted upon at the Annual Meeting and the final results of such voting are set forth below:

Proposal 1: To elect five directors to the Company’s Board of Directors.

Name	For	Withheld
David R. Bock	23,486,000	444,419
Alan L. Hainey	23,518,934	411,485
Steven R. Mumma	23,538,650	391,769
Douglas A. Neal	23,547,054	383,365
Steven G. Norcutt	23,537,788	392,631

In addition, there were 39,658,829 broker non-votes associated with the election of the directors. All director nominees were duly elected at the Annual Meeting. Each of the individuals named in the above table will serve as director until the 2015 annual meeting of stockholders and until his successor is duly elected and qualified.

Proposal 2: To approve, on an advisory basis, the compensation of the Company’s named executive officers.

For	Against	Abstain	Broker Non-Votes
21,452,094	1,765,147	713,178	39,658,829

At the Annual Meeting, stockholders approved, on an advisory basis, the compensation of the Company’s named executive officers. This advisory vote is commonly referred to as a “say-on-pay vote.”

Proposal 3: To ratify, confirm and approve the selection of Grant Thornton LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2014.

For	Against	Abstain	Broker Non-Votes
61,903,676	971,466	714,106	N/A

At the Annual Meeting, stockholders ratified the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2014.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NEW YORK MORTGAGE TRUST, INC. (Registrant)

Date: May 16, 2014	By:	/s/ Steven R. Mumma
Steven R. Mumma
Chief Executive Officer and President

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